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                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT
                             --------------------

EMPLOYMENT AGREEMENT, dated as of August 1, 1996 by and among Madison River Telephone Company LLC, a Delaware limited liability company ("Holdings"), and Donald K. Roberton ("Executive").


                                   RECITALS
                                   --------

Holdings is being formed to identify for acquisition rural telephone companies and, if identified, to raise capital sufficient to consummate an acquisition of such companies.

Holdings has two classes of equity, Class A equity and Class B equity, and the Class A equity will be entitled to distributions prior to the Class B equity.

The parties have agreed that the aggregate fair market value of all Class B equity to be distributed is $10,000 as of the date hereof.

In order to induce Executive to agree to serve as Managing Director - Corporate Development of Holdings, Holdings desires to provide Executive with compensation and other benefits (including the right to purchase Class B equity of Holdings) on the terms and conditions set forth in this Agreement.

Executive is willing to enter into such employment and perform services for Holdings on the terms and conditions set forth in this Agreement.


It is therefore hereby agreed by the parties as follows:

          1.  Employment.
              ----------

(a) Subject to the terms and conditions of this Agreement, Holdings agrees to employ Executive during the term hereof as Managing Director - Corporate Development. In his capacity as Managing Director - Corporate Development, Executive shall have the customary powers, responsibilities and authorities of Managing Director - Corporate Development of corporations of the size, type and nature of Holdings, as they exist from time to time. Executive shall also be Managing Director - Corporate Development of all of Holdings' subsidiaries unless otherwise agreed by Executive.

(b) Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as Managing Director - Corporate Development of Holdings and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Nothing in this Agreement shall preclude Executive from engaging, consistent with his duties and responsibilities hereunder, in charitable and community affairs, from managing his personal investments or, except as otherwise provided in Section 12 hereof, from serving as a member of boards of directors or as a trustee of other companies, associations or entities. Executive shall be permitted to serve as a consultant to Hungarian Telephone and Cable Corporation for a period not exceeding 200 hours per year for the next five years.

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          2.  Term of Employment.
              ------------------

Executive's term of employment under this Agreement shall commence on August 1, 1996 (the "Commencement Date") and, subject to the terms hereof, shall terminate on the fourth anniversary of the First Acquisition Closing Date (as defined herein) (unless and until extended from time to time by mutual written agreement of the parties, the "Termination Date"); provided that, notwithstanding the foregoing, the Termination Date shall be the date that the enterprise contemplated by the Agreement in Principle and Summary of Preliminary Terms, dated April 17, 1996 (as amended or otherwise modified from time to time, the "LOI") is abandoned or otherwise terminated in accordance with the terms of the LOI, if the Termination Date has not previously occurred.


          3.  Compensation.
              ------------

     3.1   Initial Compensation and Base Salary.
           ------------------------------------

      (a) Beginning on the Commencement Date and continuing until the closing of the Company's first acquisition of a business (in any form) (the "First Acquisition Closing Date"), Executive shall accrue but not vest in any base salary compensation. Executive shall accrue his unvested base salary compensation at the rate of $8,333.33 per month for full months and pro-rata amount for partial months. Executive shall vest in his accrued base salary compensation on the First Acquisition Closing Date. In the event there is no first acquisition of a business in any form by the Company or the enterprise contemplated in the LOI is abandoned or terminated, Executive will not vest in his accrued base salary compensation and Holdings shall not owe any base salary compensation to Executive and the Executive shall have no claims for any base salary compensation against Holdings. Beginning after the First Acquisition Date, Holdings shall pay Executive a base salary ("Base Salary") at the annual rate of $100,000. The Base Salary shall be payable in accordance with the ordinary payroll practices of Holdings but in no event less often than monthly in arrears.

     (b) In the event of death of Executive prior to the First Acquisition Closing Date and the Company closes its first acquisition of a business (in any form), Executive's unvested base salary compensation shall vest for the period beginning the Commencement Date and ending the date of death.

     3.2   Adjustments to Base Salary. Beginning on the First Acquisition
           --------------------------
Closing Date, the Base Salary shall be increased from time to time as the Board shall determine taking into account the success of Holdings, the performance of Executive, the size, revenues, and earnings of the businesses held or operated, or contemplated to be held or operated, by Holdings and other market factors. Once so increased, the increased amount shall constitute Executive's Base Salary hereunder.

     3.3   Compensation Plans and Programs. Executive shall participate in any
           -------------------------------
compensation plan or program, annual or long-term, maintained by Holdings and participated in by senior executives of the Company generally on terms taking into account Executive's title and position with the Company.

     3.4   Expenses.  Notwithstanding anything contained herein to the contrary
           --------
(except the cost of the directors and officers insurance referred to in Section 13 (b) hereof and other insurance (including property and casualty) which is reasonably deemed necessary by Executive and is approved by the Board (which approval shall not be unreasonably withheld)), prior to the First Acquisition Closing Date, Executive is authorized to incur, and shall be reimbursed, only for items approved by all of the Institutional Investors (as defined in the LOI) (it being understood that the listing of such costs in a budget attached to the LOI that has been approved by all of the Institutional Investors constitutes

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approval by all Institutional Investors).


          4.  Employee Benefits.
              -----------------

     4.1   Employee Benefit Programs, Plans and Practices. During the term of
           ----------------------------------------------
his employment hereunder, Holdings shall provide to Executive coverage under any employee benefit programs, plans and practices (commensurate with his position in Holdings and to the extent possible under any employee benefit plan), in accordance with the terms hereof, which Holdings makes available to its senior executive officers generally, including but not limited to (i) retirement, pension and profit-sharing, and (ii) medical, dental, hospitalization, life insurance, short-and long-term disability, accidental death and dismemberment and travel accident coverage.

     4.2   Vacation and Fringe Benefits.
           ----------------------------
(a) Executive shall be entitled to paid vacation each calendar year of no less than 20 working days. Holdings may grant additional vacation time to Executive.

(b) In addition, Executive shall be entitled to all of the other perquisites and fringe benefits accorded the senior officers of Holdings generally.


          5.  Incentive Equity.
              ----------------

     5.1   Purchase Rights; Vesting.
           ------------------------
(a) As of the date hereof, Executive shall have the right to purchase at any time from Holdings Class B equity of Holdings ("Incentive Equity") equal to 10% of the total Incentive Equity of Holdings for an aggregate purchase price of $1,000. Within 30 days after each time that Executive exercises its right to purchase Incentive Equity, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder. The parties hereto agree that the fair market value of the Incentive Equity allocated to Executive as of the date hereof and for a period of at least five business days thereafter is $1,000 and that they shall use that value for all Federal income tax purposes.

(b) Twenty percent (20%) of Executive's Incentive Equity will vest on the First Acquisition Closing Date and, provided that (except in the case of vesting pursuant to Section 5.3(a)) Executive is still employed by Holdings, the remainder on a daily basis over a four-year period beginning with the First Acquisition Closing Date. All unvested Incentive Equity will become fully vested immediately prior to the occurrence of a Liquidity Event. "Liquidity Event" means (i) any sale of all or substantially all of the assets of Holdings on a consolidated basis in one transaction or series of related transactions (but excluding sales to affiliates) for cash or marketable securities, (ii) any sale of 50% or more of the Investor Equity (as defined in the LOI) in one transaction or series of related transactions (but excluding sales to affiliates and, with respect to individuals, related persons) for cash or marketable securities or (iii) a merger, share exchange or similar transaction which accomplishes one of the foregoing.

     5. 2  Distributions.  Executive's unvested Incentive Equity outstanding at
           --------------
the time of any dividend or other distribution to Incentive Equity will be entitled to receive the same distributions per unit as vested Incentive Equity.

     5.3   Repurchase.
           ----------

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(a)  Executive's unvested Incentive Equity will be subject to repurchase in whole by Holdings, at its option (which option to repurchase must be elected in writing by Holdings within ten days of termination and, subject to such repurchase option being suspended as provided below, consummation of such repurchase must be effected within 80 days thereafter), at the lower of its original cost (less all amounts distributed in respect of Executive's unvested Incentive Equity) or its Fair Market Value at the time of termination if Executive ceases to be employed by Holdings for any reason. Notwithstanding anything in this agreement to the contrary, in the event that Executive's employment is terminated for any reason including due to death or Disability (but other than by the Executive without Good Reason) and (i) at or prior to such termination Holdings has entered into an agreement or agreements regarding a transaction or has publicly announced its intention to consummate a transaction (including, but not limited to, a public announcement of an intention to seek to consummate a transaction), which upon consummation would trigger a Liquidity Event (as defined in the LOI), or (ii) at or within six months prior to such termination is or was in active negotiations regarding a transaction, which upon consummation would trigger a Liquidity Event, then in either case Holdings' repurchase right pursuant to the foregoing sentence will be suspended and if any such transaction is consummated then Executive's unvested Incentive Equity shall immediately prior to the consummation of such transaction become fully vested and all distributions that would have been payable to Executive on account of such unvested Incentive Equity subsequent to Executive's termination and prior to such vesting shall be made to Executive, with interest on each such distribution at a rate per annum equal to the prime rate in effect at the time of each such distribution, at such time (and any repurchase by Holdings of such Incentive Equity in connection with Executive's termination of employment shall be governed by Section 5.3(b)), it being understood and agreed that, upon exercise of the repurchase option, during such suspension and prior to any such vesting hereunder, distributions that would have been payable to Executive on account of such unvested Incentive Equity shall not be for the account of Executive unless and until such Incentive Equity shall become vested; provided that if none of such transactions is consummated within two years after Executive's termination of employment, or within such two-year period another transaction is consummated which constitutes a Liquidity Event, then Holdings' above repurchase rights shall be reinstated. "Fair Market Value" shall mean, with respect to any security, the amount that would be paid to the holder thereof with respect to such security if all of the assets of Holdings were sold for fair value to a willing buyer in exchange for cash, all of the debt and other liabilities not assumed by the buyer were paid in full, all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders), and then Holdings were completely liquidated.

(b) Executive's vested Incentive Equity will be subject to repurchase in whole or in part by Holdings, at its option, at its Fair Market Value at the time of termination if Executive ceases to be employed by Holdings for any reason other than due to death or Disability (with repurchase being mandatory in the case of death or Disability). If Executive's employment is terminated by Holdings without Cause (as defined herein) or by Executive for Good Reason (as defined herein), and Holdings exercises this repurchase option, then, at Holdings option, the purchase price will be paid (i) in cash, (ii) by a promissory note bearing interest at a rate per annum equal to the prime rate in effect at the time Holdings exercises this repurchase option, having a two-year maturity and payable in two equal annual installments of principal, together with accrued interest thereon, or (iii) by a combination of cash and a promissory note having the terms described above. Notwithstanding the foregoing, if Holdings does not exercise this repurchase option within 90 days after Executive's employment is terminated by Holdings without Cause or by Executive for Good Reason (or, if applicable, 90 days after the Liquidity Event under circumstances described in
Section 5.3(a) above), then Executive shall retain such vested Incentive Equity and such vested Incentive Equity shall not be subject to Holdings' repurchase option. If Executive's employment is terminated by Holdings for Cause, or by Executive without Good Reason,

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and Holdings elects to exercise this repurchase option, or if Executive's employment is terminated due to death or Disability, the purchase price will be paid by a Holdings promissory note bearing interest at a rate per annum equal to the prime rate in effect at the time Holdings exercises this repurchase option, or at the time that the holder's employment is terminated due to death or Disability (due, on a pro rata basis, at such times as distributions are made on other Incentive Equity; provided that, in the case of death, payments on such promissory note to cover income and estate taxes due with respect to such repurchase will also be due at the time such taxes are due). Notwithstanding the foregoing, any notes that are issued by Holdings pursuant to this Section 5.3(b) shall be subject to (and may be modified to conform with) any restrictive covenants to which Holdings is subject at the time of such repurchase.

     5.4   Investors' Agreement. Holdings shall enter into an investors'
           --------------------
agreement (the "Investors' Agreement"), registration agreement, and certain other agreements with Executive and the other members of Holdings (collectively, the "Investors") embodying the relevant terms set forth in the LOI.

     5.5   Restrictions on Transfer of Incentive Equity. Other than pursuant to
           --------------------------------------------
Tag-Along Rights, Registration Rights, and Other Exit Rights with respect to his vested Incentive Equity (as such terms are defined in the LOI and as such concepts may be incorporated in the agreements referred to in Section 5.4), Executive may not transfer his Incentive Equity at any time (other than transfers of Incentive Equity for estate-planning purposes to immediate family members and trusts and/or other vehicles for the benefit of immediate family members) without the approval of the members of the Board holding a majority of the votes of all members of the Board who do not have pecuniary interest in such transfer, which majority shall include approval by members of the Board holding a majority of the votes of all of the members of the Board designated by the Institutional Investors.

              6.  Termination of Employment.
                  -------------------------

     6.1   Termination Not for Cause or Termination for Good Reason.
           --------------------------------------------------------

(a)  (i)   Holdings may terminate Executive's employment at any time, and
Executive may terminate his employment at any time. If Executive's employment is terminated by Holdings other than for Cause (as defined herein) or due to Executive's death or Disability (as defined herein) or Executive terminates his employment for Good Reason prior to the Termination Date, Executive shall be entitled to receive from Holdings continued Base Salary (payable in accordance with the last sentence of Section 3.1 hereof) for three months after date of the termination plus, on the sixtieth day following the end of the fiscal year during which the termination of Executive's employment pursuant to this Section 6.1(a) occurs, an amount in respect of any bonus for the period employed for the fiscal year in which Executive's employment is terminated calculated on a pro rata basis.

     (ii) In addition, Executive shall (1) be entitled to receive, within a reasonable period of time after the date of termination, a cash lump sum equal to (A) any compensation payments deferred by Executive, together with any applicable interest or other accruals thereon; and (B) any unpaid amounts, as of the date of such termination, in respect of any bonus for the fiscal year ending before the fiscal year in which such termination occurs; (2) for the period from the date of termination of Executive's employment until the one year anniversary of the Termination Date (as then in effect), continue to be covered under and participate in Holdings' employee benefit programs, plans and practices with respect to medical, dental, hospitalization, life insurance and disability benefits described in Section 4.1 hereof or under such other plans of Holdings which provide for equivalent coverage to the extent and on the terms in effect on the Executive's last day of employment; and (3) have such rights to payments under applicable plans or programs, accrued to Executive on date of termination including, without limitation, those described in Section 3.3 hereof as may be determined pursuant to the terms of such plans or programs.

(b) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without Executive's express prior written consent:

          (i) the assignment to Executive by Holdings of duties not appropriate to Executive's positions, responsibilities, titles and offices as set forth in Section 1 hereof, or any material reduction by Holdings of Executive's duties or responsibilities or any removal of Executive as the Managing Director - Corporate Development, except in connection with the termination of Executive's employment (and not cured after 15 days prior notice to all of the members of the Board);

          (ii) a reduction by Holdings in Executive's Base Salary as in effect at the commencement of employment hereunder or as the same may be increased from time to time during the terms of this Agreement;

          (iii) any material breach by Holdings of any provision of this Agreement (not cured after 15 days' prior notice);

          (iv) requiring Executive to relocate his primary residence or locating the principal executive office of the Company outside the United States of America.

          6.2   Disability. If (i) Executive shall fail for a period of six
                ----------
consecutive months during the term of his employment hereunder, because of illness, physical or mental disability or other similar incapacity, to effectively and actively render the services provided for by this Agreement or
(ii) at such earlier time as Executive submits satisfactory medical evidence that he has or the Board in its reasonable judgment determines that Executive has an illness, physical or mental disability or other incapacity which is expected to prevent him from returning to the performance of his work duties for six months or longer ("Disability"), Holdings or Executive may terminate Executive's employment upon written notice thereof, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under this Section 6.2, and Executive shall receive or continue to receive, as the case may be:

          (a) as soon as practicable after the date of termination of Executive's employment pursuant to this Section 6.2, a cash lump sum equal to any compensation payments deferred by Executive, together with any applicable interest or other accruals thereon;

          (b) any unpaid amounts, as of the date of such termination, in respect of any bonus for the fiscal year ending before such termination, which shall be payable on the date on which such bonus would otherwise be payable;

          (c) on the sixtieth day following the end of the fiscal year during which the termination of Executive's employment pursuant to this Section 6.2 occurs, an amount in respect of any bonus for the period employed for such fiscal year calculated on a pro rata basis;

          (d) for a period of one year after termination for Disability, amounts, payable on Holdings' regular payroll schedule, equal to no less than 60% of Executive's then annual Base Salary, reduced by any amounts received by Executive under any disability insurance policies with respect to which Holdings paid the premiums;

     (e) such rights to payments under applicable plans or programs, accrued to Executive on the date of termination including, without limitation, those described in Section 3.3 hereof, as may be appropriate pursuant to the terms of such plans or programs.

     6.3   Death.  In the event of Executive's death during the term of his
           -----
employment hereunder, Executive's estate or designated beneficiaries shall receive:

     (a) payments of Base Salary for a period of three months after his date of death;

     (b) as soon as practicable after the date of Executive's death, a cash lump sum equal to any compensation payments deferred by Executive, together with any applicable interest or other accruals thereon;

     (c) any unpaid amounts, as of the date of Executive's death, in respect of any bonus for the fiscal year ending before his death, which shall be payable on the date on which such bonus would otherwise be payable;

     (d) on the sixtieth day following the end of the fiscal year during which Executive's death occurs, an amount in respect of any bonus during period employed for such fiscal year calculated on a pro rata basis;

     (e) any death benefits provided under the employee benefit programs, plans and practices described in Section 4.1 hereof, in accordance with their terms; and

     (f) such other payments under applicable plans or programs accrued to Executive on date of termination, including, but not limited to those described in Section 3.3 hereof, as may be appropriate pursuant to the terms of such plans or programs.

     6.4   Voluntary Termination by Executive; Discharge for Cause.
           -------------------------------------------------------

     (a) In the event that Executive's employment is terminated by Holdings for Cause, as hereinafter defined, or by Executive other than for Good Reason or other than as a result of Disability or death, prior to the Termination Date, Executive shall be entitled to receive all salary and benefits to which Executive is entitled up to and including the date of Executive's termination of employment hereunder. The obligations of Holdings under this Agreement to make any further payments, or provide any benefits specified herein, to Executive shall cease and terminate on the date on which Executive's employment is terminated by Holdings for Cause or by Executive other than for Good Reason or other than as a result of Permanent Disability or death. Termination of Executive in accordance with this Section 6.4 shall be communicated to Executive pursuant to a notice of a resolution of a majority of the Board determining that Executive is subject to discharge for Cause as defined herein.

     (b) As used herein, the term "Cause" shall mean commission of a felony or crime involving moral turpitude, repeated failure to comply with the Board's instructions (after 30 days' prior notice), and any other material breach of this Agreement by Executive (after 30 days' prior notice).

     6.5   Termination Prior to First Acquisition Closing Date.  Notwithstanding
           ---------------------------------------------------
anything in this Agreement to the contrary, in the event that the enterprise contemplated by the LOI is abandoned or otherwise terminated in accordance with the terms of the LOI prior to the First Acquisition Closing Date (such date

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being referred to herein as the "LOI Termination Date"), then Executive shall not be entitled to any amounts pursuant to Section 3 (other than accrued and unpaid amounts through the LOI Termination Date pursuant to Section 3.4),
Section 4 or this Section 6, other than salary and benefits accrued but unpaid as of the LOI Termination Date.


     7.   Notices. All notices or communications hereunder shall be in writing,
          -------
addressed as follows:

To Holdings:   Madison River Telephone Company LLC
               2316 Youngs Road
               Southern Pines, NC 28387
               Attn:  Board of Members
               Facsimile: (910) 695-2221
               Confirmation: (910) 695-2222

To Executive:  Donald K. Roberton

Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, or by facsimile (with confirmation of receipt) addressed as above (or to such other address as such receiving party may have designated in a notice duly delivered as described above), and the actual date of mailing shall constitute the time at which notice was given (except, in the case of facsimile, the time and date of confirmation shall be the time at which notice was given).

     8.   Separability; Legal Fees; Arbitration.   If any provision of this
          -------------------------------------
Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than Section 12 hereof) that cannot be resolved by Executive on the one hand and Holdings on the other, including any dispute as to the calculation of Executive's benefits or any payments hereunder, shall be submitted to arbitration in Chicago, Illinois in accordance with Illinois law and the procedures of the American Arbitration Association. The determination of the arbitrators shall be conclusive and binding on Holdings and Executive, and judgment may be entered on the arbitrators' award in any court having jurisdiction. The expense of such arbitration including reasonable legal fees in connection therewith shall be borne in accordance with the direction of the arbitrators.

     9.   No Obligation to Mitigate Damages. Executive shall not be required to
          ---------------------------------
mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise.

     10.   Assignment. This contract shall be binding upon and inure to the
           ----------
benefit of the heirs and representatives of Executives and the assigns and successors of Holdings, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by Holdings, except that Holdings may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Holdings.

     11.   Amendment. This Agreement may only be amended by written agreement of
           ---------
the Board and Executive.

     12.   Nondisclosure of Confidential Information; Non-Competition.
           ----------------------------------------------------------

     (a) From and after the date hereof and at all times thereafter (except as otherwise provided in Section 12(e)), Executive shall not, without the prior written consent of Holdings, at any time divulge, disclose, use to the detriment of Holdings or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information, except (i) while employed by Holdings, in the business of and for the benefit of Holdings and to the extent such use or disclosure is required or deemed advisable by Executive in the performance of his assigned duties (provided that any Confidential Information disclosed pursuant to this clause (i) shall remain Confidential Information hereunder, except as provided below), or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of Holdings, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. Executive agrees to notify Holdings if Executive discloses such information and to take reasonable efforts to preserve the confidential nature of such information. For purposes of this Section 12(a), "Confidential Information" shall mean information concerning Holdings' and its subsidiaries' financial data, strategic business plans, business development (or other proprietary product data), marketing plans, know-how, customer lists, information about potential acquisition targets, acquisition strategies and targets and other non-public, proprietary and confidential information of Holdings, provided that Confidential Information shall not include information if and solely to the extent that such information is or has become publicly available through no wrongful act or breach of confidentiality by Executive.

     (b) Executive agrees that he shall not directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, member, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, (i) during the time that Executive is employed hereunder and for a period of three months thereafter, any business that is engaged in the telephone or telecommunications industry and (ii) for a period of 12 months after such three-month period, any business which is in competition with the business of Holdings and/or its subsidiaries in a geographic market where Holdings and/or its subsidiaries do business. In addition, during the time that Executive is employed hereunder and for a period of 15 months thereafter, Executive agrees that, without the prior written consent of Holdings, he shall not solicit for employment any person who at any time during Executive's employment hereunder was an employee of Holdings or any of its subsidiaries.

     (c) For purposes of Section 12(b)(ii) hereof, a business shall be deemed in competition with Holdings and/or its subsidiaries if at the time of Executive's proposed relationship with such business, such business is rendering services being rendered by Holdings and/or its subsidiaries in one or more areas that, at the time of Executive's termination hereunder, in the aggregate accounted for more than 5% of operating gross annual sales of Holdings and its subsidiaries. Nothing in this Section 12 shall be construed so as to preclude Executive from investing in publicly traded securities of any company provided Executive's beneficial ownership of any class of such company's securities does not exceed 5% of the outstanding securities of such class.

     (d) Executive and Holdings agree that the foregoing covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of such covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this
Section 12 would irreparably injure Holdings. Accordingly, Holdings may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Section 12 by Executive.

     (e) Executive hereby assigns and from time to time assigns to Holdings all right, title and interest in and to any Intellectual Property conceived, contributed to or made by Executive at any time prior to or during his employment with Holdings (whether alone or jointly with others) to the extent such Intellectual Property is not owned by Holdings as a matter of law. Executive shall thereafter promptly and fully communicate to Holdings all such Intellectual Property and shall cooperate with Holdings to protect Holdings' interests in such Intellectual Property. Any copyrightable work prepared in whole or in part by Executive in the course of his employment with Holdings shall be deemed "a work made for hire" under the copyright laws, and Holdings shall own all of the rights comprised in the copyright therein. This cooperation shall include providing assistance in securing patent protection and copyright registrations and signing all documents reasonably requested by Holdings, even if such request occurs after termination of his employment with Holdings. Executive understands that this Agreement does not apply to an invention for which no equipment, supplies, facilities or trade secret information of Holdings was used and which was developed entirely on his own time, unless: (a) the invention relates (i) to the business (actual or reasonably proposed) of Holdings or its subsidiaries, or (ii) to Holdings' or its subsidiaries' research or development (actual or reasonably proposed); or (b) the invention results from any work performed by Executive for Holdings or its subsidiaries. "Intellectual Property" shall mean patent applications, copyrightable works, mask works and applications for registration related thereto, all Confidential Information, and all other intellectual property rights created, conceived or owned by, Holdings or any of its subsidiaries or for the benefit of an enterprise similar to Holdings or any of its subsidiaries. Notwithstanding anything in this Agreement to the contrary, if the LOI is terminated in accordance with its terms or the transactions contemplated thereby are otherwise abandoned by Holdings, Holdings acknowledges and agrees that it shall have no right to the Intellectual Property and the Intellectual Property may be used by Executive and each of the other Investors in pursuit of an enterprise similar to Holdings in accordance with Section 14(ii) of the LOI and, further, Executive shall have no further obligations pursuant to this Section 12.

     (f) Executive shall deliver to Holdings and, if the First Acquisition Closing Date has not occurred prior to Executive's termination, each of the other Investors upon request at the termination of his employment, or at any other time Holdings may request, all Intellectual Property in his possession and control, and all copies thereof, in whatever form or medium. If the First Acquisition Closing Date has occurred prior to Executive's termination and if Holdings requests, Executive shall sign a written confirmation that Executive has returned all such materials. Executive agrees that the limitations in this
Section 12 are reasonable and necessary to protect the legitimate business interests of Holdings and its affiliates.

     13.   Indemnification; Director and Officer Insurance.
           -----------------------------------------------

     (a) Holdings hereby agrees, commencing on the date hereof, to indemnify and hold harmless Executive to the same extent as the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), excluding subsection (f) thereof, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, only to the extent that such amendment permits Holdings to provide broader indemnification rights than DGCL permitted prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by Executive in connection with serving as an officer, director, employee or agent of Holdings or for serving at the request of Holdings as an officer, director, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise. Expenses, including attorneys' fees, incurred by Executive in defending a proceeding shall be paid by Holdings in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Holdings. This Section 13(a) shall survive termination of this Agreement.

     (b) Holdings agrees that commencing as soon as practicable after the date hereof it will maintain director and officer liability insurance for the purpose of covering all actions taken by Executive as an officer, director, employee or agent of Holdings which insurance is reasonably deemed necessary by Executive and is approved by the Board (which approval shall not be unreasonably withheld).

     14.   Beneficiaries; References. Executive shall be entitled to select (and
           -------------------------
change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder in accordance with the terms hereof following Executive's death, and may change such election, in either case by giving Holdings written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Prior to all of the Institutional Investors becoming a party to the LLC Agreement, (i) all references to an action, decision, determination or approval of the Board shall only be made with the prior consent of all of the Institutional Investors and
(ii) all of the Institutional Investors shall be a third party beneficiary under this Agreement.

     15.   Survivorship.  The respective rights and obligations of the parties
           ------------
hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 15 are in addition to the survivorship provisions of any other section of this Agreement.

     16.   Governing Law.  This Agreement shall be construed, interpreted and
           -------------
governed in accordance with the laws of the State of Delaware, without reference to rules relating to conflict of laws.

     17.   Withholding.  Holdings shall be entitled to withhold from any payment
           -----------
hereunder any amount required by law to be withheld.

     18.   Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of
which shall be deemed an original.

     19.   Executive Representations. Executive hereby represents and warrants
           -------------------------
to Holdings that (i) the Incentive Equity will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and the Incentive Equity will not be disposed of in contravention of the Securities Act or any applicable state securities laws, (ii) the Executive is an executive officer of Holdings, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Incentive Equity, (iii) the Executive is able to bear the economic risk of his investment in the Incentive Equity for an indefinite period of time and the Executive understands that the Incentive Equity has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and all other applicable restrictions on transfer have been satisfied, (iv) the Executive has participated significantly in the structuring of the equity of Holdings, has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Incentive Equity and has had full access to such other information concerning Holdings as he has requested, (v) the execution, delivery, and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (vi) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other Person and (vii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     20. Executive agrees that (i) in the event that any of Executive's equity interest in Holdings is evidenced by a certificate, such certificate shall contain an appropriate legend referring to this Agreement and (ii) no transfers of any equity interest or portion thereof in Holdings shall be made except in compliance with applicable securities laws.

     21.   Complete Agreement. This Agreement, those documents expressly
           ------------------
referred to herein (including, without limitation, the LOI) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among Holdings and Executive, written or oral, which may have related to the subject matter hereof in any way. No waiver of this Agreement or of any of the terms or provisions hereof shall be binding upon either party hereto unless confirmed by a written instrument signed by such party. No waiver by Executive or Holdings of any term or provision of this Agreement or of any default hereunder, nor any failure or delay in exercising any right, option, power or privilege hereunder, shall affect Executive's or Holdings' respective rights hereafter to enforce such term or provision or to exercise any such right, option, power or privilege, or to exercise any right or remedy in the event of any other default, whether or not similar.

IN WITNESS WHEREOF, Executive and Holdings have caused this Employment Agreement to be executed as of the date first written above.



                                   MADISON RIVER TELEPHONE  COMPANY LLC


                                   By    J. STEPHEN VANDERWOUDE
                                       --------------------------------


                                         DONALD K. ROBERTON
                                       -----------------------------
                                           Executive

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